UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

CytoDyn Inc.

(Name of Registrant as Specified in Its Charter)

PAUL A. ROSENBAUM
JEFFREY PAUL BEATY
ARTHUR L. WILMES
THOMAS J. ERRICO, M.D.

BRUCE PATTERSON, M.D.

PETER STAATS, M.D., MBA

MELISSA YEAGER

CCTV PROXY GROUP, LLC

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The participants named herein (collectively, the “Participants”), have filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2021 annual meeting of stockholders of CytoDyn Inc., a Delaware corporation (the “Company”).

On September 1, 2021 (after 5:30 PM Eastern Time) Paul Rosenbaum, who is one of the Participants, sent the following e-mail to certain stockholders of the Company.

Subject: We're doing everything in our power to win this proxy fight--but we need your help

To All,

We have sent out WHITE Proxy cards for the CytoDyn annual meeting.

Okapi Partners, our proxy solicitor, requests the name of your broker in order to keep track of the voting and to double check that your votes have been counted. Please send me your Broker names for any separate accounts in which you might have CYDY stock ASAP, as well as the number of shares you own and the names and number of shares your friends or other family members own.

Thanks

Paul Rosenbaum